UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2004
                                                  -------------

                           EMC INSURANCE GROUP INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


            Iowa                          0-10956              42-623455
-------------------------------        ------------      --------------------
(State or other jurisdiction of        (Commission       (I.R.S. Employer
         incorporation)                File Number)       Identification No.)


 717 Mulberry Street, Des Moines, Iowa                           50309
---------------------------------------                       ----------
(Address of principal executive office)                       (Zip Code)


                                (515) 280-2902
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Item 9.  Regulation FD Disclosure

     On July 16, 2004, EMC Insurance Group Inc. issued the following press release:

EMC INSURANCE GROUP INC. ANNOUNCES
FILING OF REGISTRATION STATEMENT FOR
STOCK OFFERING

     DES MOINES, Iowa (July 16, 2004) - EMC Insurance Group Inc. (Nasdaq/NM:EMCI) today announced it has filed a registration statement with the Securities and Exchange Commission (SEC) for a proposed follow-on offering of 4.4 million shares of its common stock. The Company will sell
2.0 million shares of common stock in the offering. Additionally, 2.4 million shares of the Company's common stock will be sold by a selling shareholder, Employers Mutual Casualty Company, thereby reducing Employers Mutual's ownership of the Company from approximately 81.0 percent currently to approximately 51.3 percent. The underwriters will be granted an option to purchase up to an additional 660,000 shares of the Company's common stock from Employers Mutual to cover over-allotments, if any. If this over-allotment option is exercised in full, Employers Mutual's ownership of the Company would decline to approximately 46.5 percent. The Company will not receive any of the proceeds from the sale of shares of common stock currently owned by Employers Mutual. Exact terms of the offering will be available only by a prospectus, which is not yet available.

     The lead underwriter and sole book-running manager for the offering is Keefe, Bruyette & Woods, Inc. The co-managers for the offering are A.G. Edwards & Sons, Inc. and KeyBanc Capital Markets, a division of McDonald Investments Inc.

     The registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. The securities covered by this registration statement may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This announcement does not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

     Copies of the preliminary prospectus relating to the offering, when available, may be obtained by contacting the Syndicate Department of Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, NY 10019, or by telephone at 212-887-8908.

     EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide.

     The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management's current expectations and actual results of the Company may differ materially from such expectations. The risks and uncertainties that may affect the actual results of the Company include but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; state and federal legislation and regulations; rate competition; changes in interest rates and the performance of financial markets; the adequacy of loss and settlement expense reserves, including asbestos and environmental claims; rating agency actions and other risks and uncertainties inherent to the Company's business. When we use the words "believe", "expect", "anticipate", "estimate" or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements.

     The information contained in this Current Report shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    EMC INSURANCE GROUP INC.
                                    Registrant


                                    /s/ Bruce G. Kelley
                                    -------------------------
                                    Bruce G. Kelley
                                    President & Chief Executive Officer



                                    /s/ Mark E. Reese
                                    -------------------------
                                    Mark E. Reese,
                                    Vice President & Chief Financial Officer
July 16, 2004